Exhibit 4.4
AMENDMENT NO. 2
TO
FIRST LIEN CREDIT AGREEMENT
          This AMENDMENT NO. 2 TO FIRST LIEN CREDIT AGREEMENT (this “Amendment No. 2”), is dated as of July 7, 2009, to the First Lien Credit Agreement dated as of November 16, 2006 (as amended by Amendment No. 1 to First Lien Credit Agreement dated as of March 9, 2007, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among GA EBS MERGER, LLC, a limited liability company organized under the laws of Delaware (“Borrower”), MEDIFAX-EDI HOLDING COMPANY, a corporation organized under the laws of Delaware (the “Additional Borrower” and together with Borrower, “Borrowers” ), EBS MASTER LLC, a limited liability company organized under the laws of Delaware, the Lenders party thereto, CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as collateral agent, as Swingline Lender and as Issuing Bank.
W I T N E S S E T H:
          Whereas, Borrower has requested the changes described below;
          Whereas, Section 9.08(b) of the Credit Agreement provides that the Borrower may, with the consent of the Requisite Lenders, amend the Credit Agreement to affect the change described below;
          Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
     Section 1. Amendments to Credit Agreement.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:
     “Amendment No. 2 Effective Date”: July, 7 2009.
     “H&F Sponsor” means Hellman & Friedman LLC, a Delaware limited liability company.
     “Parent” means Emdeon Inc. (formerly known as EBS Acquisition LLC), a Delaware corporation.
     (b) Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Change of Control” in its entirety and replacing it with the following: “(b) at any time following a Qualified Public Offering, (i) any Person other than a Permitted Holder, the Parent or a wholly-owned Subsidiary of Parent, whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired or acquire the power to vote or direct the voting of 35% or more, on a fully diluted basis, of the outstanding Equity Interests of Holdco, and (ii) at such time as the Permitted Holders do not own, directly or indirectly, in the aggregate, issued and outstanding Equity Interests of Holdco representing greater voting power than the voting power of such Person or Persons described in clause (i) above;”
     (c) Section 1.01 of the Credit Agreement is hereby amended by deleting “or” at the end of clause (c) of the definition of “Change of Control.”
     (d) Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end of clause (d) of “Change of Control” and replacing it with a comma.
     (e) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (e) at the end of “Change of Control”: “(e) at any time Holdco shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.”
     (f) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Permitted Holders” in its entirety and replacing it with the following: ““Permitted Holders” means any of (i) the Sponsor, (ii) Controlled Investment Affiliates of Sponsor, (iii) H&F Sponsor, (iv) Controlled Investment Affiliates of H&F Sponsor and (v) any members of management, officers, employees or former employees that are equity holders, directly or indirectly, of Holdco, and any entity through which they may hold their equity interest.
     (g) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Qualified Public Offering” in its entirety and replacing it with the following: ““Qualified Public Offering” means any public offering of the common (or other voting) Equity Interests of Holdco, Parent or any of their direct or indirect parents pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the Securities Act, raising gross proceeds (whether to Holdco, Parent or any of their direct or indirect parents, to selling shareholders or otherwise) of not less than $100,000,000.”
     (h) Section 6.11(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following: “(d) (i) to the extent actually used by such parent to pay such taxes, costs and expenses, Holdco may make payments to or on behalf of its parent in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdco (and its direct or indirect parent companies) and (ii) Holdco may make payments to or on behalf of its parent in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses and liabilities in the nature of overhead in the ordinary course of business of such parent (and its parents), in the case of clause (ii) in an aggregate amount not to exceed (x) prior to a Qualified Public Offering, $1,000,000 and (y) thereafter, $5,000,000, in each case, in any Fiscal Year.”
     Section 2. Conditions Precedent to Effectiveness.
          This Amendment No. 2 shall become effective on the date hereof, subject to the satisfaction of the following:
     (a) the Administrative Agent shall have received this Amendment No. 2 duly executed by the parties hereto;
     (b) a fee in an amount set forth in the fee letter dated , 2009 among the Borrower and Citigroup Global Markets Inc. shall have been paid to Citigroup Global Markets Inc.;
     (c) each Lender executing this Amendment shall have received a fee in U.S. dollars equal to 0.05% of the principal face amount of such Lender’s Revolving Credit Commitment and outstanding Term Loans;
     (d) no Default or Event of Default shall have occurred and be continuing on the date hereof; and
     (e) the representations and warranties set forth in Article III of the Credit Agreement after giving effect hereto shall be true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date).
     Section 3. Effect on the Loan Documents.
          (a) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (c) This Amendment No. 2 is a Loan Document.

     Section 4. Execution in Counterparts.
          This Amendment No. 2 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.
     Section 5. Governing Law.
          This Amendment No. 2 shall be governed by and construed in accordance with the law of the State of New York.
     Section 6. Successors.
          The terms of this Amendment No. 2 shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 7. Waiver of Jury Trial.
          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT NO. 2 OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 2 AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.

EMDEON BUSINESS SERVICES LLC
as Borrower
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

MEDIFAX-EDI HOLDING COMPANY,
as Additional Borrower
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

[Signature Page to Amendment No. 2]

CITIBANK, N.A.,
as Administrative Agent on behalf of the Requisite Lenders and a Lender
By:	/s/ Caesar W. Wyszomirski
	Name:	Caesar W. Wyszomirski
	Title:	VP

[Signature Page to Amendment No. 2]